AMENDMENT TO EMPLOYMENT AGREEMENTS

THIS AMENDMENT TO EMPLOYMENT AGREEMENTS (“Amendment”) is executed as of the 30th day of September, 2008, by and among Environmental Energy Services, Inc. (“EES”), Blaze Energy Corp. (“Blaze”) and Greg Holsted (“Holsted”).

WHEREAS, EES and Holsted are parties to an Employment Agreement dated January 2, 2007 (the “EES Agreement”);

WHEREAS, Blaze and Holsted are parties to an Employment Agreement dated June 1, 2007 (the “Blaze Agreement”);

WHEREAS, the parties desire to amend the EES Agreement and the Blaze Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1.

Amendment to EES Agreement.  The Blaze Agreement is hereby amended in the following respects:

a.

Paragraph 1 of the EES Agreement is amended to change Holsted’s title to Vice President of Finance.

b.

Exhibit A of the EES Agreement is amended to change Holsted’s “Initial Base Salary” to $165,000, subject to Paragraph 3 below.

c.

Exhibit A of the EES Agreement is amended to change Holsted’s “Change of Control Bonus” to provide that, in the event EES merges into Blaze, (i) he shall be entitled to the “Change of Control Bonus” in Blaze shares if a change of control occurs in Blaze under the same circumstances that a change of control is defined for EES in the EES Agreement, and (ii) the number of Blaze shares issuable under the Change of Control Bonus will be equal to that number of Blaze shares that Holsted would have received if he had received the Change of Control Bonus in EES shares immediately prior to its merger with Blaze.

d.

Exhibit A of the EES Agreement is amended to change Holsted’s “Share Price Bonus” to provide that, in the event EES merges into Blaze, (i) the “average stock price” benchmark in Blaze stock following the merger shall be the average stock price as stated in the EES Agreement (as adjusted for stock splits) divided by the closing price of EES stock on the day prior to the merger times the closing price of Blaze stock on the day prior to the merger, and (ii) the number of Blaze shares issuable under the Share Price Bonus will be equal to that number of Blaze shares that Holsted would have received if he had received the Share Price Bonus in EES shares immediately prior to its merger with Blaze.

e.

Exhibit A to the EES Agreement is amended to provide in “Officer Benefits” that Holsted will be entitled to participate in any bonus plans made generally available to officers of EES, as approved by the compensation committee or board of EES, although Holsted recognizes that any such bonus plans may not pay equal benefits to all officers but may vary the benefits based on the rank and responsibilities of each officer.  Holsted’s vacation time will increase to four weeks per year.

2.

Amendment to Blaze Agreement.  The Blaze Agreement is hereby amended in the following respects:

a.

Paragraph 1 of the Blaze Agreement is amended to change Holsted’s title to Vice President of Finance.

b.

Exhibit A of the Blaze Agreement is amended to change Holsted’s “Initial Base Salary” to $0, subject to Paragraph 3 below.

c.

Exhibit A of the Blaze Agreement is amended to change Holsted’s “Change of Control Bonus” to provide that, in the event Blaze merges into EES, (i) he shall be entitled to the “Change of Control Bonus” in EES shares if a change of control occurs in EES under the same circumstances that a change of control is defined for Blaze in the Blaze Agreement, and (ii) the number of EES shares issuable under the Change of Control Bonus will be equal to that number of EES shares that Holsted would have received if he had received the Change of Control Bonus in Blaze shares immediately prior to its merger with EES.

d.

Exhibit A of the Blaze Agreement is amended to change Holsted’s “Share Price Bonus” to provide that, in the event Blaze merges into EES, (i) the “average stock price” benchmark in EES stock following the merger shall be the average stock price as stated in the Blaze Agreement (as adjusted for stock splits) divided by the closing price of Blaze stock on the day prior to the merger times the closing price of EES stock on the day prior to the merger, and (ii) the number of EES shares issuable under the Share Price Bonus will be equal to that number of EES shares that Holsted would have received if he had received the Share Price Bonus in Blaze shares immediately prior to its merger with EES.

e.

Exhibit A to the Blaze Agreement is amended to provide in “Officer Benefits” that Holsted will be entitled to participate in any bonus plans made generally available to officers of Blaze, as approved by the compensation committee or board of Blaze, although Holsted recognizes that any such bonus plans may not pay equal benefits to all officers but may vary the benefits based on the rank and responsibilities of each officer.  Holsted’s vacation time will increase to four weeks per year.

3.

Initial Base Salary.  Notwithstanding Paragraphs 1(b) and 1(c) above, EES and Blaze may, at their sole discretion, modify Exhibits A of the EES Agreement and the Blaze Agreement to change the Initial Base Salary paid by each company, provided that in no event shall the combined Initial Base Salaries payable by EES and Blaze be less than $165,000 annually.

4.

Reporting.  Holsted shall report to the chief financial officer, who shall be responsible for determining Holsted’s right to any discretionary bonuses available to him.

5.

Conveyance of Vehicle.  In consideration for the amendments to the EES Agreement and the Blaze Agreement set forth herein, EES hereby transfers, conveys, assigns and quitclaims to Holsted all right, title and interest in and to that 2008 Chevrolet Corvette, VIN No. 1G1YY36W585111952 (the “Vehicle”), free and clear of any liens, claims and encumbrances.  Holsted accepts the Vehicle “as is, where is” without any express or implied warranties as to its condition, and without any warranty of merchantability or fitness for a particular purpose.  The parties agree that the conveyance of the Vehicle to Holsted shall be reported as gross income to Holsted on Form 1099 at its fair market value, neither EES nor Blaze shall have any withholding obligation with respect to the conveyance of the Vehicle, and that Holsted shall be responsible for any state or federal income taxes that are payable to the extent the conveyance of the Vehicle constitutes income to Holsted

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ENVIRONMENTAL ENERGY SERVICES, INC. ____________________________________ By: A. Leon Blaser, Chief Executive Officer
BLAZE ENERGY CORP. ____________________________________ By: A. Leon Blaser, Chief Executive Officer

Greg Holsted, Individually

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